FIRST AMENDMENT TO THE
TRANSFER AGENT SERVICING AGREEMENT

THIS FIRST AMENDMENT dated as of the 1ST day of October 2009, to the Transfer Agent Servicing Agreement, dated as of September 14, 2007, (the "Agreement"), is entered into by and between PROSPECTOR FUNDS, INC., a Maryland corporation, (the “Company”) and U.S. BANCORP FUND SERVICES, LLC, a Wisconsin limited liability company ("USBFS”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the Company and USBFS desire to amend the fees of the Agreement; and

WHEREAS, Section 13 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree as follows:

Exhibit D of the Agreement is superseded and replaced with Exhibit D attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

PROSPECTOR FUNDS, INC.	U.S. BANCORP FUND SERVICES, LLC

By: /s/ Peter N. Perugini	By: /s/ Michael R. McVoy

Name: Peter N. Perugini	Name: Michael R. McVoy

Title: Treasurer	Title: Executive Vice President

Exhibit D to the
Transfer Agent Servicing Agreement – Prospector Funds, Inc.

TRANSFER AGENT & SHAREHOLDER SERVICES ACCOUNT SERVICES FEE SCHEDULE at October 1, 2009

Annual Service Charges to the Fund*

       •  Base Fee Per Cusip                                    $_____ /year
       •  Annual Asset Charge Per Cusip              _____ bp
       •  NSCC Level 3 Accounts                           $_____ /open account
       •  No-Load Fund Accounts                         $_____ /open account
       •  Load Fund Accounts                                $_____ /open account
       •  Daily Accrual Fund Accounts                 $_____ /open account
       •  Closed Accounts                                       $_____ /closed account

Activity Charges
       •  Manual Shareholder Transaction            $_____ /transaction
       •  Omnibus Account Transaction               $_____ /transaction
       •  Correspondence                                         $_____ /item
       •  Telephone Calls                                          $_____ /minute
       •  Voice Response Calls                                $_____ /call
       •  Qualified Plan Accounts                           $_____ /account (Cap at $_____/SSN)

Implementation Charges
       •  First Cusip                                                   $_____ /fund group setup, first Cusip
       •  Subsequent Cusips                                    $_____ /each additional Cusip

Plus Out-Of-Pocket Expenses – Including but not limited to telephone toll-free lines, call transfers, mailing, sorting and postage, stationery, envelopes, programming, service/data conversion, special reports, insurance, record retention, literature fulfillment kits, microfilm, microfiche, proxies, proxy services, lost shareholder search, disaster recovery charges, ACH fees, Fed wire charges, NSCC charges, and all other out-of-pocket expenses.

Additional Services – Above pricing is for standard services.  Available but not included above are the following services  - FAN Web shareholder e-commerce, Vision intermediary e-commerce, FAN Mail electronic data delivery, B.O.S.S. sales reporting data warehouse, investor e-mail services, literature fulfillment, lead conversion reporting, 12b-1 aging, Short-Term Trader reporting, JUMBO processing

Fees are billed monthly.
* Subject to annual CPI increase, Milwaukee MSA.

Exhibit D (continued) to the Transfer Agent Servicing Agreement – Prospector Funds, Inc.

TRANSFER AGENT & SHAREHOLDER SERVICES SUPPLEMENTAL SERVICES - E-COMMERCE SERVICES FEE SCHEDULE at October 1, 2009
FAN WEB – Shareholder internet access to account information and transaction capabilities through a transparent link at the fund group web site.  Shareholders access account information, portfolio listing fund family, transaction history, purchase additional shares through ACH, etc.
1. FAN Web Premium (Fund Groups over 50,000 open accounts)
   •  Implementation - $_____ per fund group – includes up to 25 hours of technical/BSA support
   •  Annual Base Fee - $_____ per year
2. FAN Web Select (Fund Groups under 50,000 open accounts) – Standard Web services
   ·  Implementation - $_____ per fund group – includes up to 10 hours of technical/BSA support
   ·  Annual Base Fee - $_____ per year
3. Customization - $_____ per hour
4. Activity (Session) Fees:
   •  Inquiry - $_____ per event
   •  Account Maintenance - $_____ per event
   •  Transaction – financial transactions, reorder statements, etc. - $_____ per event
   •  New Account Set-up - $_____ per event (Not available with FAN Web Select)

VISION MUTUAL FUND GATEWAY – Permits broker/dealers, financial planners, and RIAs to use a web-based system to perform order and account inquiry, execute trades, print applications, review prospectuses, and establish new accounts.
    •  Inquiry Only
       •  Inquiry - $_____ per event
       •  Per broker ID - $_____ per month per ID
    •  Transaction Processing
       •  Implementation - $_____ per management company
       •  Transaction – purchase, redeem, exchange, literature order - $_____ per event
       •  New Account Set-up – may contain multiple fund/accounts - $_____ per event
       •  Monthly Minimum Charge - $_____ per month

FAN MAIL – Financial planner mailbox provides transaction, account and price information to financial planners and small broker/dealers for import into a variety of financial planning software packages.
    •  Base Fee Per Management Company – file generation and delivery - $_____ per year
    •  Per Record Charge
       •  Rep/Branch/ID - $_____
       •  Dealer - $_____
    •  Price Files - $_____ or $_____/user/month, whichever is less

CLIENT DATA ACCESS – USBFS client on-line access to fund and investor data through USBFS technology applications and data delivery and security software.
    •  MFS Systems (includes COLD and On Line Report view applications)
       •  Setup - $_____ (includes 2 workstations)
       •  Service - $_____/month
    •  Report Source
       •  No Setup Charge
       •  $_____/month per reporting category
    •  T/A Imaging
       •  Setup - $_____ (includes 2 workstations)
       •  $_____/month
    •  Fund Source
       •  No Setup Charge
       •  $_____/month

Exhibit D (continued) to the Transfer Agent Servicing Agreement – Prospector Funds, Inc.

CHIEF COMPLIANCE OFFICER SUPPORT SERVICES FEE SCHEDULE at October 1, 2009

Chief Compliance Officer Support Services
U.S, Bancorp provides support to the Chief Compliance Officer (CCO) of each fund serviced either by U.S. Bancorp Fund Services, LLC or Quasar Distributors, LLC.  Indicated below are samples of functions performed by USBFS in this CCO support role:
•  Business Line Functions Supported
•  Fund Administration and Compliance
•  Transfer Agent and Shareholder Services
•  Fund Accounting
•  Custody Services
•  Securities Lending Services
•  Distribution Services
•  Daily Resource to Fund CCO, Fund Board, Advisor
•  Provide USBFS/USB Critical Procedures & Compliance Controls
•  Daily and Periodic Reporting
•  Periodic CCO Conference Calls
•  Dissemination of Industry/Regulatory Information
•  Client & Business Line CCO Education & Training
•  Due Diligence Review of USBFS Service Facilities
•  Quarterly USBFS Certification
•  Board Meeting Presentation and Board Support
•  Testing, Documentation, Reporting

Annual Fee Schedule*
•  $_____ per service line per year

Fees are billed monthly.
*Subject to annual CPI increase, Milwaukee MSA.